                                  SUBLEASE AGREEMENT


       THIS AGREEMENT (the "Agreement") is made and entered into as of November 1, 1999 by and between DAMARK INTERNATIONAL, INC. a Minnesota corporation ("Sublessor"), and XPEDX, a division of International Paper Company, a New York corporation ("Sublessee").

                                      RECITALS

       A. Sublessor is the tenant under a certain lease agreement (together with amendments) attached hereto as Exhibit A (the "Main Lease") between Sublessor and First Industrial, L.P., a Delaware limited partnership (the "Landlord");

       B. The Lease describes certain leased premises located at 7101 Winnetka Avenue North, Brooklyn Park, Minnesota and legally described in the Lease (the "Premises").

       C. Sublessee desires to sublet approximately 99,925 square feet of warehouse space and 200 square feet of office space (for a total 100,125 square feet) within the Premises which space is outlined on the attached Exhibit B (the "Subleased Premises").

              D. Sublessor agrees to sublet the Subleased Premises in accordance with the terms and conditions set forth herein.

                                     AGREEMENT

       In consideration of the mutual promises of the parties set forth in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sublessor and Sublessee agree as follows:

       1. SUBLEASE OF SUBLEASED PREMISES. Sublessor hereby leases to Sublessee, and Sublessee hereby takes from Sublessor, the Subleased Premises including the exclusive right to the use of the 13 dock doors specified on Exhibit B and the non-exclusive right of ingress, egress and parking with the understanding that Sublessee shall have the right to use no more than thirty
(30) parking spaces. Notwithstanding anything to the contrary contained herein, Sublessor and its employees and agents shall have the right of ingress and egress through that portion of the Subleased Premises crosshatched on Exhibit B and labeled the Damark Corridor. Sublessor agrees that it will defend, indemnify and hold Sublessee harmless from and against any claims, actions, liabilities, damages or the like of any kind or nature arising from the use of the Damark Corridor by Sublessor and its employees and agents unless caused by the negligence of Sublessee or its employees and agents.

       2. TERM. The term of this Agreement (the "Term") shall commence on November 1, 1999 (the "Commencement Date"), and shall continue through June 30, 2002 subject to extension or earlier termination as set forth in this Agreement. Notwithstanding anything to the contrary contained herein, Sublessor and Sublessee agree that Sublessor will deliver 66,000 square feet of the Subleased Premises to Sublessee on the Commencement Date and the balance of the space on or before December 13, 1999 ("Final Delivery
Date").   The Term may be extended to June 30, 2003 in the event Sublessor elects such extension which election will be made and notice thereof given to Sublessee no later than September 1, 2001.

       3. USE. Sublessee shall use the Subleased Premises for warehouse and office and for no other purpose. Sublessee shall use the Subleased Premises in compliance with all applicable federal, state and local laws, regulations and ordinances. Sublessee shall not allow any items on the Subleased Premises that (i) increase the premiums of Landlord's hazard or liability insurance; (ii) exceed the load capability of the floor of the warehouse; or (iii) are deemed to be hazardous substances, as that term is defined in Federal and State laws and regulations. Additionally, Sublessee will comply with the terms of the xpedx Operating Guidelines attached hereto as Exhibit C.

       4. RENT. During the Term, Sublessee agrees to pay Sublessor rent in the amount of $5.50 per square foot per year which shall be payable in the increments set forth below:

       Commencement Date to
       Final Delivery Date:               $994.52 per day ("Initial Rent")

       Final Delivery Date through
       the end of the Term:               $45,890.63 per month ("Base Rent")


       On the Commencement Date, Sublessee shall pay an amount equal to the daily Initial Rent multiplied by 30 days. On December 1, 1999, Sublessee shall pay an amount equal to the daily Initial Rent multiplied by 13 days plus $27,534.38 (the daily amount of the monthly Base Rent multiplied by 18 days). Beginning January 1, 2000, the Base Rent shall be due in advance on the first day of each month. All rent payments due hereunder shall be paid in advance without notice, demand, setoff or deduction to Sublessor at the address set out in Section 13 hereof or at such place as Sublessor may designate from time to time by written notice to Sublessee. A late charge of 2% will be added to any payment not received by the 10th day after it is due.

       5.     MAIN LEASE.

              (a) Except as inconsistent with the provisions of this Agreement, the terms, provisions, covenants and conditions of the Main Lease are incorporated herein by reference in like manner as thought he same were specifically set forth herein. Sublessee assumes and agrees to keep and perform all of those obligations, conditions and covenants of the tenant set forth under the Main Lease as though Sublessee were substituted as tenant thereunder, except for those provisions set forth in the following sections of the Main Lease: Article 1; Sections 2.1 through 2.6.

       It is agreed and understood between the parties hereto that the Sublessee obtains and is granted no more rights and privileges under this Agreement than Sublessor has as tenant


                                       2
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       under the Main Lease.

              (b) The obligations, conditions and covenants of the Landlord under the Main Lease shall remain the Landlord's, and Sublessor shall not be required to perform the same in the event of a default by the Landlord. Notwithstanding the foregoing, the Sublessor shall have all the rights and privileges of the Landlord under the Main Lease as it relates to Sublessee and the Subleased Premises except as herein otherwise specifically provided. In the event the Landlord is in default of its obligations under the Main Lease, Sublessor agrees to use its reasonable best efforts to cause the Landlord to perform its obligations under the Main Lease. In the event Landlord shall have failed to cure its default after a reasonable period of time and such default materially and adversely affects the use of the Premises by Sublessee, Sublessee shall have the right to terminate this Sublease so long as such default by the Landlord continues.

              (c) Sublessee agrees not to do or suffer or permit anything to be done which would result in default under the Main Lease or cause the Main Lease to be terminated or forfeited.

       6. CONDITION OF THE SUBLEASED PREMISES. Sublessee hereby accepts the Subleased Premises in "AS IS" condition with all patent and latent defects. Sublessee may make those improvements set forth on Exhibit C attached hereto provided such improvements comply with all applicable laws and codes, are done in a safe and workmanlike manner and the costs therefor are paid promptly by Sublessee so that no lien is placed against the Subleased Premises. Sublessee shall remove all such improvements upon termination of the Term and restore the Subleased Premises to their prior condition, normal wear and tear excepted. Other than the improvements specified on Exhibit C, Sublessee will make no alterations or improvements to the Subleased Premises without the written consent of Sublessor and in accordance with the terms of the Main Lease. Sublessee will maintain the Subleased Premises in good condition and repair.

       7. INSURANCE. Sublessee will carry the following insurance policies: (a) liability insurance naming Damark and Landlord as additional insureds in the amount of no less than $1,000,000; (b) a workers compensation insurance certificate; and (c) casualty insurance covering all equipment and personal property that Sublessee will store or keep in the Subleased Premises. With regard to the casualty insurance, Sublessee shall cause its insurer(s) to waive any rights of subrogation against the Landlord and Sublessor.

       8.     UTILITIES AND JANITORIAL SERVICES.    The Initial Rent and Base
Rent include the cost of gas for heating and electricity for lighting based on normal business usage. Should Sublessee's usage of either exceed normal usage, such additional amount will be paid by Sublessee on demand. Sublessee shall be responsible for its own security, trash removal and janitorial services.

       9. INDEMNIFICATION. Sublessee agrees that it will defend, indemnify and hold Sublessor and Landlord harmless from and against any claims, actions, liabilities, damages or the like of any kind or nature arising from Sublessee's use or occupation of the Subleased Premises or in connection with or as a result of Sublessee's failure to comply with any terms of this

Agreement, unless caused by the negligence of the Landlord, Sublessor or their employees or agents.

       10. ASSIGNMENT. Sublessee shall not transfer, sell, assign or pledge this Agreement or further sublease the Subleased Premises, or any part thereof without approval of the Sublessor and the Landlord; provided, however, that Sublessor and Landlord hereby consent to the assignment of this Agreement to Target Stores or to Dayton Hudson Corporation upon delivery of appropriate assignment and assumption documents, reasonably acceptable to Sublessor and Landlord.

       11. SURRENDER OF THE SUBLEASED PREMISES. Upon the expiration of the Term of this Agreement, or any sooner termination hereof, Sublessee shall quit and surrender the Subleased Premises in good condition and repair, normal wear and tear excepted.

       12.    DEFAULT AND REMEDIES.

              (a) If any one or more of the following events occurs, then Sublessee shall be deemed to be in default under this Agreement:

                     (i) Sublessee fails to pay the rent, or any other amount payable to Sublessor as provided under this Agreement within ten
              (10) days after such rent or amount is due to be paid; or

                     (ii) Sublessee fails to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Sublessee under this Agreement for more than twenty (20) days after written notice is given to Sublessee specifying the nature of such default;

              (b) If a default occurs, then Sublessor shall be entitled to exercise any and all of the rights and remedies provided to the Landlord under the Main Lease, including, without limitation, the right to terminate this Agreement. Any remedies under this Agreement shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies available to Sublessor existing at law or in equity.

       13. NOTICES. Any notice which one party wishes or is required to give to the other party will be regarded as effective if in writing and either delivered personally to such party or sent certified or registered mail, return receipt requested postage pre-paid to the addresses below, or such other addresses as either party may, from time to time, designate by written notice to the other party:

              Sublessor:    Damark International, Inc.
                            7101 Winnetka Avenue North
                            Brooklyn Park, Minnesota  55428


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


              Sublessee:    xpedx
                            Legal Department
                            50 East Rivercenter Boulevard, Suite 700
                            Covington, KY 41011

                            With a copy to:

                            International Paper Land Utilization
                            3 Paragon Drive
                            Montvale, NJ 07645

The effective date will be the day of personal delivery or three (3) days after being sent by certified or registered mail.

       14.    RELATIONSHIP OF THE PARTIES.   Nothing contained in this
Agreement shall be deemed or construed by the parties hereto or by a third party to create the relationship of principal and agent or of partnership or joint venture or of any association whatsoever between Sublessor and Sublessee. It is hereby expressly understood and agreed that neither the method of computation of rent or any other provisions contained in this Agreement, nor any act or acts of the parties hereto shall be deemed to create any relationship between Sublessor and Sublessee other than the relationship of Sublessor and Sublessee.

       15. INVALIDITY. If any part of this Agreement or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provisions hereof, not specifically so adjudicated to be invalid, shall be executed without reference to the part or portion so adjudicated, insofar as such remaining provisions are capable of execution.

       16. IMPORTANCE OF EACH COVENANT. Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

       17. CONDITIONS. This Agreement is dependent and conditioned upon the Landlord consenting in writing to this Agreement.

       18. SUCCESSORS AND ASSIGNS. This Agreement and all covenants and agreements contained herein shall be binding upon, apply and inure to the benefit of the respective successors and assigns of the parties to this Agreement, subject to the restrictions imposed under this Agreement and the Main Lease relating to assignment by the Sublessee.

       19. NON-WAIVER. Sublessor's or Sublessee's failure to insist upon strict performance of any covenant of this Agreement or to exercise any option or right herein contained shall not be a waiver or relinquishment for the failure of such covenant, right or option, but the same shall remain in full force and effect. Sublessor is specifically authorized to accept a partial payment (no matter how such payment may be labeled or conditionally delivered) without such acceptance being deemed a waiver of the balance of the amount owed.


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       20.    APPLICABLE LAW.   This Agreement shall be construed under the laws
of the State of Minnesota.

       21.    ENTIRE AGREEMENT AND AMENDMENTS.   This Agreement and the Exhibits
attached hereto (including the Main Lease), set forth all of the covenants, promises, agreements, conditions and understanding between Sublessor and Sublessee concerning the Subleased Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them other than those which are set forth in this Agreement. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Sublessor or the Sublessee unless reduced in writing and signed by both parties.

       22.    COUNTERPARTS.   This Agreement may be separately executed as
counterparts which shall be then read together and enforced.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above-written.


       SUBLESSOR:                  DAMARK INTERNATIONAL, INC.



                                   By:    /s/ Mark A. Cohn
                                      -------------------------------------
                                     Its: Chairman/CEO
                                         ----------------------------------


       SUBLESSEE:                  XPEDX, A DIVISION OF INTERNATIONAL PAPER
                                   COMPANY



                                   By:    /s/ Jonathan P. Massa
                                      ----------------------------------------
                                   Its:   Controller, xpedx
                                         -------------------------------------


       The undersigned Landlord under the main Lease hereby consents to this Sublease Agreement.

                                          FIRST INDUSTRIAL, L.P.



                                          By:    /s/
                                             ------------------------------
                                            Its: Regional Director
                                                ---------------------------


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

                                      EXHIBIT A

                                     MAIN LEASE

                                      EXHIBIT B

   SITE PLAN DESIGNATING SUBLEASED PREMISES, LOADING DOCKS USED BY SUBLESSEE AND
                                  DAMARK CORRIDOR

                                      EXHIBIT C

                             XPEDX OPERATING GUIDELINES